CONSENT OF INDEPENDENT AUDITORS


      We onsent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_________) pertaining to the Amended and Restated 1993 Stock Option Plan, as Amended in our report dated February 16, 1996, with respect to the financial statements of TelePad Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP




Vienna, Virginia
July 16, 1996